Exhibit 10.2

                              EMPLOYMENT AGREEMENT


THIS AGREEMENT is made this 14th day of January, 1999, by and between SkyMall, Inc., a Nevada corporation ("Employer"), and Curtis D. Brown ("Employee"):

                                    RECITALS

     A. Employer wishes to retain the services of Employee in order to utilize Employee's skills, talents and abilities;

     B. Employee wishes to be employed by Employer as Chief Technology Officer of SkyMall.com, a wholly-owned subsidiary of Employer;

     C. Employer does not wish to receive or utilize in any manner any trade secrets or other confidential or proprietary information of another company that Employee may have had access to by virtue of his prior employment;

     D. Employee understands that he must not provide Employer with any trade secrets or other confidential or proprietary information of another company that Employee may have had access to by virtue of his prior employment; and

     E.   Employer  and  Employee  wish  to  memorialize   the  terms  of  their
agreement.

                                    AGREEMENT

     In consideration of Employer's employment of Employee, the compensation to be paid to Employee, and the mutual covenants and promises contained herein, the parties agree as follows:

     1. EMPLOYMENT. Employer shall employ Employee as Chief Technology Officer of SkyMall.com, and Employee shall accept such employment and agrees to perform his duties and responsibilities in accordance with the terms and conditions herein.

     2. TERM. The term of the employment of Employee by Employer shall be for a period of three years, commencing on February 16, 1999, and ending on February 16, 2002, unless sooner terminated in accordance with paragraph 14 of this Agreement. The employment of Employee may be renewed by a written agreement signed by Employee and Employer specifically renewing Employee's employment and specifying a renewal term. Neither the Employee nor Employer will have any obligation to renew the employment.

     3. EMPLOYEE'S OBLIGATIONS AND DUTIES. During the term of his employment, and except during vacation periods and reasonable periods of absence due to sickness, personal injury or other approved leave of absence, Employee shall devote his full time and efforts during normal business hours to the business affairs of Employer. Employee shall perform and discharge in a diligent and professional manner such duties and responsibilities as may be prescribed from time to time by Employer. Notwithstanding the foregoing, Employee shall report only to the Chief Information Officer of Employer or, in the event the position of President of SkyMall.com is created, to the person appointed to such position. Employee agrees to adhere to all of Employer's rules, policies, and procedures as may be in effect from time to time, including but not limited to Employer's policy requiring pre-employment and routine random drug screening, and any policies contained in Employer's employee guidebooks. Employer may amend, revise, or discontinue any of its rules, policies, and procedures as Employer deems necessary or desirable. The terms of Employer's rules, policies, procedures and employee guidebooks do not create any contractual rights in favor of Employee. Employer has provided to Employee copies of the Employer's employee guidebooks that are in effect as of the date hereof.

     4. ANNUAL BASE SALARY. During the term of Employee's employment under this Agreement, Employer shall pay Employee an annual base salary of a minimum of $250,000.00 (said amount, together with any increases thereto as shall be determined at least annually within one week of the performance reviews contemplated by paragraph 13 hereof, being hereinafter referred to as "Salary"). Any Salary paid pursuant to this paragraph shall accrue and be payable in accordance with the payroll practices of Employer as may be in effect from time to time.

     5. SIGNING BONUS. In consideration for his employment, Employee shall be paid a one-time signing bonus in the amount of $100,000.00 (absent applicable taxes and withholding), which shall be distributed to Employee as follows: one-quarter of said signing bonus ($25,000.00, absent applicable taxes and withholding) shall be paid to Employee on February 16, 1999; one-half of said signing bonus ($50,000.00, absent applicable taxes and withholding) shall be paid to Employee on July 1, 1999; and one-quarter of said signing bonus ($25,000.00, absent applicable taxes and withholding) shall be paid to Employee on October 1, 1999. In the event Employee is not still employed by Employer through and until July 1, 1999, Employee is obligated and agrees to repay to Employer the one-quarter of the signing bonus ($25,000.00, absent applicable taxes and withholding), that Employee received on February 16, 1999.

     6. INCENTIVE BONUS. During the term of Employee's employment under this Agreement, Employee will be eligible to participate in Employer's incentive compensation plan (a current copy of which has been provided to Employee) that will allow Employee to receive, subject to Board approval, (i) a cash bonus of up to seventy-five percent (75%) of his Salary (the "Cash Bonus") based on the financial performance of Employer and other criteria as may be in good faith agreed to and determined by the Board of Directors of Employer and Employee from time to time; and (ii) additional awards of stock options based on the formula provided in the above- referenced incentive compensation plan.

     7. STOCK OPTIONS. Subject to approval by the Board of Directors of Employer (which approval Employer expects to receive), Employee shall be eligible to receive, pursuant to Employer's 1994 Stock Option Plan, as amended on April 20, 1998 (a copy of which has been provided to Employee), options to purchase 75,000 shares of common stock par value $.001 per share ("Common Stock") at the market price of such Common Stock on the date of execution of this Agreement. One-third of such options shall be immediately vested, and the remaining two-thirds shall vest as follows: one-third on the first anniversary of this agreement and one-third on the second anniversary of this Agreement. The options, shall be covered by a separate written option agreement between Employer and Employee, containing customary terms and provisions, including without limitation, full vesting upon a sale or change of control of Employer or SkyMall.com, which option agreement shall be authorized by the Board of Directors and delivered to Employee for execution by no later than ten days after the date of this Agreement.

     8. PERSONAL PAID TIME OFF. Employee shall be entitled to 15 personal paid time off days per year (accrued at the rate of 4.615 hours per pay period). Any unused days shall be forfeited, and no payment shall be made in lieu of taking time off. Employer offers paid holidays to employees on a schedule adopted each year.

     9. 401(K). After 90 days of employment, Employee shall be eligible to participate in Employer's 401(k) Plan that is currently offered through Fidelity Investments. Employer shall match fifty percent (50%) of Employee's contribution to the 401(k) Plan (up to 6% of Employee's Salary) in accordance with the terms of the 401(k) Plan documents.

     10. EMPLOYEE BENEFITS. During the term of Employee's employment under this Agreement, Employee shall be eligible for medical and dental insurance (beginning on the first day of the month after one full month of employment). In the interim period during which Employee shall not be eligible for such medical and dental insurance, the Employer will compensate Employee for actual COBRA expenses up through the effective date of enrollment under the Employer's programs. Employer shall also provide to Employee short and long-term disability insurance and life insurance, all in accordance with the standard benefits policies and procedures applicable to employees of Employer during the term of this Agreement.

     11. EXPENSES. During the term of Employee's employment under this Agreement, Employer shall reimburse Employee for all reasonable travel and other expenses incurred by Employee in connection with the performance by Employee of his duties and responsibilities hereunder, subject to Employee's submission of receipts for the expenses, and in accordance with Employer's standard policies as may be in effect from time to time.

     12. WITHHOLDING OF TAXES. Employer may withhold from any compensation or benefits payable to Employee under this Agreement all federal, state and local taxes as may be required to be withheld by law, regulation or ruling.

     13. PERFORMANCE REVIEWS. Employer shall provide Employee with annual performance reviews in a manner deemed reasonable by Employer in its sole discretion.

     14.  TERMINATION.  Subject to the express  requirements  of clauses (a) and
(b) below, Employee's employment is at will and may be terminated at any time, by either party, with or without cause, by providing written notice to the other.

          A. BY EMPLOYEE. If Employee's employment is terminated by Employee for any reason, or for no reason, Employer shall have no further obligation or liability other than: (i) to provide Employee his pro-rated Salary through the


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

last date Employee performs work for Employer; and (ii) to provide Employee continuing benefits as required under COBRA or other applicable law.

          B. BY EMPLOYER. If Employee's employment is terminated by Employer for any reason other than Good Cause (as defined below), then Employer shall continue to pay to Employee the Salary each year through February 16, 2002. If Employee's employment is terminated by Employer for Good Cause, then Employer shall have no further obligation or liability other than: (a) to provide Employee his pro-rated Salary through the last date Employee performs work for Employer; and (b) to provide Employee continuing benefits as required under COBRA or other applicable law. Anything in the preceding sentences to the contrary notwithstanding, (i) Employer must first give Employee reasonable notice and an opportunity to meet with the President of Employer to discuss such termination if Employee is to be terminated for any reason other than Good Cause; and (ii) Employer must first give Employee written notice that Employee is being terminated for Good Cause, specifying in writing in reasonable detail the basis for such termination and such basis in fact constituting Good Cause.

               "GoodCause" shall mean the occurrence of any of the following circumstances: (i) Employee becomes unable to perform the duties and essential functions of his job due to mental or physical disability for a period of more than 13 weeks; (ii) Employee refuses or neglects to perform duties reasonably assigned to him, provided that Employer first gives Employee written notice and such refusal or neglect by Employee continues for a period of five days after such notice; (iii) Employee fails to devote his full working time to Employer, provided that Employee is first given an opportunity to cure; (iv) Employee commits any act of dishonesty or disloyalty that is detrimental in a material respect to the Employer; (v) Employee dies; or (vi) Employee breaches any of the terms of this Agreement, including but not limited to paragraphs 3, 15, 16 and 17 hereof, and such breach has or is reasonably likely to have a material adverse effect on Employer.

     15.  CONFIDENTIALITY.

          A. CONFIDENTIAL MATERIAL. In the course of Employee's employment by Employer, Employee will be given access to and become acquainted with trade secrets and various other proprietary or confidential technical and commercial information, including, but not limited to, the following: (i) business strategies, pricing, marketing and cost data; (ii) technical information regarding Employer's products and services; (iii) confidential customer information; (iv) customer and supplier lists; (v) contents of contracts and agreements with partners, merchants, customers and suppliers; (vi) customer requirements and specifications; and (vii) e-commerce designs, plans, development techniques and other products or processes, whether or not copyrighted by Employer. All items described in the foregoing sentence are defined herein as "Confidential Material," provided that the term Confidential Material shall not include any information (x) that is or becomes generally publicly available (other than as a result of violation of this Agreement by the Employee), (y) that the Employee receives on a non-confidential basis from a source (other than the Employer) that is not known by the Employee to be bound by an obligation of secrecy or confidentiality to the Employer, or (z) that was in the possession of the Employee prior to disclosure by the Employer. Employee further acknowledges that the Confidential Material has been developed or acquired by the Employer through expenditure of substantial time, effort and money, and that the Confidential Material provides Employer with an advantage over competitors.

          B. NON-DISCLOSURE AGREEMENT. In consideration for access to Confidential Material, Employee agrees that during his employment and continuing for two years thereafter, he shall not directly or indirectly disclose or use for any reason whatsoever any Confidential Material obtained by him by reason of his employment with Employer, except as required to conduct the business of Employer or as authorized by express written permission of the Board of Directors of Employer or as otherwise required by law.

          C. OWNERSHIP OF DATA. Employee confirms that all Confidential Material and all documents reflecting such information remain the exclusive property of Employer. All business records, papers, documents or other data, in whatever form, kept or made by Employee relating to the business of Employer, shall be and shall remain the property of Employer during the term of Employee's employment and at all times thereafter. Employee will grant and hereby grants to Employer the sole and exclusive ownership of (including the sole and exclusive right to reproduce, use or disclose for any purpose) any and all reports, drawings, data, programs, plans, writings or other information made or prepared by Employee alone or with others during the term of his employment that relate to his employment or Employer's business.

          D. REMEDIES. Employee hereby agrees that damages and any other remedy available at law would be inadequate to redress or remedy any loss or damage suffered by Employer upon any breach of the terms of this paragraph 15 by Employee, and Employee therefore agrees that Employer, in addition to recovering on any claim for damages or obtaining any other remedy available at law, also may enforce the terms of this paragraph 15 by injunction or specific performance, and may obtain any other appropriate remedy available in equity. Employee further acknowledges and agrees that Employer shall be entitled to recover attorneys' fees and costs associated with enforcement of this paragraph 15.

     16.  NON-COMPETE AGREEMENT.

          A. HIGHLY-COMPETITIVE MARKET. Employee acknowledges and agrees that Employer's products and services are sold and performed in a highly-competitive market. Employee acknowledges that the services he may render to Employer, the information exchanged between all parties in connection with rendering those services, and Employer's relationships with customers, airlines, transportation companies, catalog retailers, vendors, banks, accountants, and any other Employer program participants, business partners or similar parties, are each of a unique and valuable character. Employee acknowledges that the market for Employer's products and services is national and international in scope.

          B.   LIMITATION OF ACTIVITIES.

               (i) Employee agrees that during his Employment with Employer and for a period of two years after the later of either (x) the termination of Employee's employment with Employer, or (y) February 16, 2002, Employee shall not solicit, directly or indirectly, any vendors or customers of Employer for any Competitor, as that term is defined below. In addition, Employee agrees that he will not, for that same period of time, recruit, hire or induce, directly or indirectly, any employee or business partner of Employer to provide services to any other person or entity other than Employer, unless the departure of that employee or business partner from Employer would not reasonably be expected by Employer to have a material impact on the operations of the employee's or business partner's office, or otherwise have a detrimental effect on Employer as a whole.

               (ii) Employee agrees that during his Employment with Employer and for a period of six months after the termination of Employee's employment with Employer, Employee shall not engage in, plan for, organize, work for, or assist, directly or indirectly, any Competitor in a manner that would be competitive to Employer, nor use Employee's knowledge of Employer or its business in any manner that competes with Employer. During this six month period, Employer will pay to Employee the sum of $20,833.00 per month, to be paid in accordance with the payroll practices of Employer at that time, except that Employer is not obligated to pay Employee under this paragraph during any time that Employee is receiving payments under paragraph 14(b) hereof. The foregoing restrictions shall be understood to prohibit Employee from participating in the following non-exclusive list of activities:

                    (a)  Providing   services   as   an   employee,    director,
consultant, agent, or representative to a Competitor;

                    (b) Owning, either directly or indirectly or through or in conjunction with one or more members of his family or his spouse's family or through any trust or other contractual arrangement, a greater than five percent (5%) interest in, or otherwise controlling, either directly or indirectly, any partnership, corporation, or other entity which has products and services that are competitive to any products and services being developed or otherwise offered by Employer or being actively developed by Employer with a bona fide intent to market same.

               (iii)In the event Employee breaches this provision of the Agreement, he agrees to repay Employer within 10 days any payments he received under paragraph 16(b)(ii) above, which repayment shall not release Employee from any legal claims that Employer may have against Employee for his breach.

               (iv) Notwithstanding the foregoing provisions, upon written request by Employee explaining Employee's opportunities that would otherwise be prohibited under paragraph 16(b)(ii) hereof or on Employer's own initiative, Employer may waive the foregoing restrictions. In the event Employer does so waive its rights to enforce the provisions of paragraph 16(b)(ii) hereof, Employer will be relieved of its obligation to pay Employee in accordance with that provision, which relief shall be effective immediately upon delivery to Employee of Employer's written release of Employee under paragraph 16(b)(ii) hereof.

               (v) As used in this paragraph 16, the term Employer includes SkyMall, Inc. and any of its affiliates or subsidiaries, or any entity in which SkyMall, Inc. has a direct or indirect equity interest. A Competitor is understood and agreed by Employer and Employee to mean any person or entity that is engaged in, or has plans to engage in within the subsequent 6 months, any business activity or operations that Employer is also engaged in, or for which Employer had written business plans to engage in (created in the usual course of business), at the time of the Employee's departure from Employer; it being agreed by Employer that, where necessary to enable Employee to avoid breaching the provisions of this paragraph 16 and subject to Employee's compliance with the provisions set forth in paragraph 15, Employee shall be given full access to such plans

          C. REMEDIES. Employee hereby agrees that damages and any other remedy available at law would be inadequate to redress or remedy any loss or damage suffered by Employer upon any breach of the terms of this paragraph 16 by Employee, and Employee therefore agrees that Employer, in addition to recovering on any claim for damages or obtaining any other remedy available at law, also may enforce the terms of this paragraph 16 by injunction or specific performance, and may obtain any other appropriate remedy available in equity. Employee further acknowledges and agrees that Employer shall be entitled to recover attorneys' fees and costs associated with enforcement of this paragraph 16.

               If any provision of this paragraph 16 is deemed, as a matter of law, to be unreasonable as to time, area, or scope by any court, then such court shall have authority to modify this paragraph as to time, area or scope, but only to the limited extent necessary to make this paragraph reasonable and enforceable.

     17. EMPLOYEE'S REPRESENTATIONS AND WARRANTIES. As a material inducement to Employer to enter this Agreement, Employee makes the following representations and warranties:

          A. BOARD OF DIRECTORS. Employee represents and warrants that he is not currently a member of the board of directors of any other company or business entity. Employee shall not accept any appointments to serve on any other boards without prior written approval of Employer.

          B. NO BREACH OF PRIOR AGREEMENT. Employee represents and warrants that his employment with Employer and his recruitment of other employees on behalf of Employer will not result in his violating any agreements that he may have with any third party.

          C. NO SHARING OF CONFIDENTIAL INFORMATION. Employee represents and warrants that he shall not disclose to Employer any trade secrets or other confidential or proprietary information of another company that Employee may have had access to by virtue of his prior employment.

     18. RETURN OF MATERIALS. Employee shall return to Employer promptly at its request all materials furnished to Employee by Employer and all materials prepared by Employee that contain Confidential Material together with all copies thereof.

     19. NOTICES. Any notice or other communication required or permitted hereunder shall be sufficient if given in writing and delivered personally or mailed by registered or certified mail, return receipt requested, postage prepaid and addressed to the parties at the addresses listed below. Either party may designate a different address by notice so given.

               Employer:        Christine Aguilera, Esq.
                                General Counsel
                                SkyMall, Inc.
                                1520 East Pima Street
                                Phoenix, Arizona  85034

               Employee:        Mr. Curtis D. Brown
                                200 Diplomat Drive
                                Mt. Kisco, New York 10549

               With a
               copy to: Reboul, MacMurray, Hewitt, Maynard & Kristol 45 Rockefeller Plaza
                                New York, New York 10111
                                Attn: Kristopher D. Brown, Esq.

     20. ARBITRATION. To the extent permitted by applicable law, all disputes arising from or in connection with this Agreement will be finally settled by arbitration. The arbitration will be held in Maricopa County, Arizona, in accordance with arbitration rules of the American Arbitration Association, by an arbitrator mutually agreed upon by the parties. The parties agree that judgment upon the award return by the arbitrator may be entered in any court having jurisdiction thereof.

     21. GOVERNING LAW AND CHOICE OF FORUM. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Arizona without regard to its conflicts of law principles. The parties agree that any legal suit, action or proceeding arising out of or related to this Agreement shall be instituted in a state or federal court of competent jurisdiction located in Maricopa County, Arizona. The parties accept the exclusive jurisdiction of the aforesaid courts, and irrevocably agree to be bound by any judgment rendered by said courts in connection with this Agreement. All costs incurred in connection with any such suit, action or proceeding shall be borne by the non-prevailing party.

     22. INDEMNIFICATION OF EMPLOYEE. Employer and Employee will enter into Employer's standard form Indemnification Agreement, a copy of which is attached hereto as Exhibit A.

     23. SEVERABILITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     24. AMENDMENT. This Agreement shall not be modified, amended or rescinded except by written instrument duly executed by Employee and Employer.


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

     25. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     26. CAPTIONS AND HEADINGS. The captions and headings of this Agreement are for convenience of reference only and shall not be considered to be a part of this Agreement, affect the meaning or interpretation of this Agreement, or be used in determining the intent of the parties.

     27. SURVIVAL. The provisions of paragraphs 15 and 16 of this Agreement shall remain in full force and effect following the termination of Employee's employment or the termination of this Agreement, for the periods set forth therein.

     28. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be enforceable by Employer's successors and assigns, and is fully assignable by Employer to any of Employer's current or future affiliates and subsidiaries.

     29. ENTIRE AGREEMENT. Except as stated herein, this Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof.


SKYMALL, INC.,
A NEVADA CORPORATION


By: /s/ Robert M. Worsley                    Date:        1/15/99
    ---------------------------------              ----------------------
    Robert M. Worsley
    Its:  President and CEO



/s/ Curtis D. Brown                          Date:        1/14/99
-------------------------------------              ----------------------
Curtis D. Brown

                                                                       Exhibit A

                               INDEMNITY AGREEMENT


     By this Indemnity Agreement (this "Agreement"), SkyMall, Inc., a Nevada corporation , and its wholly-owned subsidiary, SkyMall.com (collectively, the "Company"), and the undersigned officer ("Officer") of the Company, warrant, covenant and agree as follows:

     WHEREAS, Officer is a senior executive of the Company and in such capacity is performing a valuable service for the Company; and

     WHEREAS, in order to induce Officer to serve as an officer of the Company, the Company desires to enter into this contact with Officer.

     NOW, THEREFORE, in consideration of Officer's continued service as an officer after the date hereof, the parties hereto agree as follows:

1. INDEMNIFICATION OF OFFICER. Subject to Section 2 below, the Company shall hold harmless and indemnify Officer against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which Officer is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Officer is, was or at any time becomes a director, officer, employee or agent of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the extent currently set forth in the Company's Bylaws, a copy of which is attached as Exhibit "A." No amendment or termination of the Company's Articles of Incorporation or the Bylaws shall affect or terminate the contracted rights granted to the Officer hereunder.

2. LIMITATIONS ON INDEMNIFICATION. No indemnity pursuant to Section 1 hereof shall be paid by the Company:

     (a) Except to the extent the aggregate of losses to be indemnified hereunder exceeds the amount of the losses for which the Officer is indemnified pursuant to any policy of insurance purchased and maintained by the Company;

     (b) In respect to remuneration paid to Officer if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

     (c) On account of any suit in which final judgment is rendered against Officer or an accounting of profits made from the purchase or sale by Officer of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any law; or

     (d) If a final adjudication by a Court having jurisdiction in the matter establishes that Officer's acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

3. CONTINUATION OF INDEMNIFICATION. All obligations of the Company hereunder shall continue during the period Officer is a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Officer shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Officer was a director of the Company or serving in any other capacity referred to herein.

4. NOTIFICATION AND DEFENSE OF CLAIM. Officer shall promptly notify the Company of any matter which is or may be the subject of any indemnification claim hereunder. Promptly after receipt by Officer of notice of the commencement of any action, suit or proceeding, Officer will notify the Company thereof. With respect to any such action, suit or proceeding:

     (a) The Company will be entitled to participate therein at its own expense;

     (b) Except as otherwise provided below, to the extent that it may wish, the Company, jointly with any other indemnifying party may assume the defense thereof, with counsel reasonably satisfactory to Officer. After notice from the Company to Officer of its election so to assume the defense thereof, the Company will not be liable to Officer for any legal or other expenses subsequently incurred by Officer in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Officer shall have the right to employ counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Officer unless (i) the employment of counsel by Officer has been authorized by the Company, (ii) Officer shall have reasonably concluded that there may be a material conflict of interest between the Company and Officer in the conduct of the defense of such action or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be borne by the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which Officer shall have made the determination provided for in (ii) above.

     (c) The Company shall not be liable to indemnify Officer under the Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any material penalty or limitation on Officer without Officer's consent. Neither the Company nor Officer will unreasonably withhold its or his consent to any settlement proposed by the other of any matter for which indemnity is provided hereunder, including any settlement including a penalty or limitation on the Officer.

5. PREPAID EXPENSES. The expenses (including attorneys' fees) incurred by Officer in investigating, defending, or appealing any threatened, pending or completed action, suit or proceeding covered hereunder, whether civil criminal,


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

administrative or investigative, including without limitation any action by or in the right of the Company (other than expenses to be paid directly by the Company in assuming the defense of any matter covered hereby under Section 4(b) hereof), shall be paid in advance by the Company.

6. REPAYMENT OF EXPENSES. Officer shall reimburse the Company for all expenses paid by the Company in defending any civil or criminal action, suit or proceeding against Officer in the event and only to the extent that is shall be finally determined that Officer is not entitled to be indemnified by the Company for such expenses under the Agreement or otherwise.

7. OTHER RIGHTS AND REMEDIES. The rights provided by any provision of this Agreement shall not be deemed exclusive or any other rights to which Officer may be entitled under any provision of law, any Articles, any Bylaw, this or other agreement, vote of Stockholders or otherwise, both as to action in his official capacity and as to action in another capacity while occupying any of the positions or having any of the relationships referred to in Section 1 of this Agreement, and shall continue after Officer has ceased to occupy such position or have such relationship.

8. ENFORCEMENT. In the event Officer is required to bring any action to enforce rights or to collect monies due under this Agreement and is successful in such action, Company shall reimburse Officer for all of Officer's reasonable fees and expenses in bringing and pursuing such action.

9. SEPARABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

10. MISCELLANEOUS. This Agreement shall be interpreted and enforced in accordance with the laws of Nevada. This Agreement shall be binding upon Officer and upon Company, its successors and assigns, and shall inure to the benefit of Officer, his heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns. No amendment, modification, termination or cancellation of this Agreement, other than pursuant to Section 9, shall be effective unless in writing signed by both parties hereto.


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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of January 14, 1999.


SKYMALL, INC.



By: /s/  Robert M. Worsley
    ---------------------------------
    Name:  Robert M. Worsley
    Title: CEO


OFFICER



/s/ Curtis D. Brown
-------------------------------------
    Name: Curtis D. Brown


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